Exhibit 99.2
Unaudited Pro Forma Condensed Consolidated Financial Statements
On October 16, 2006, Lear Corporation (“Lear”) completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC (“IAC Europe”), its joint venture with WL Ross & Co. LLC and Franklin Mutual Advisers, LLC, in exchange for a one-third equity interest in IAC Europe (the “IAC Europe Transaction”). On March 31, 2007, Lear completed the transfer of substantially all of the assets of its North American interior business (as well as its interests in two China joint ventures) to International Automotive Components Group North America, Inc. (“IAC”) (the “IAC North America Transaction”). In addition, a wholly owned subsidiary of Lear contributed approximately $27 million in cash to International Automotive Components Group North America, LLC (“IACNA”) in exchange for a 25% equity interest in IACNA and warrants for an additional 7% of the current outstanding common equity of IACNA. In connection with the IAC North America Transaction, IAC assumed the ordinary course liabilities of Lear’s North American interior business, and Lear retained certain pre-closing liabilities, including pension and postretirement healthcare liabilities incurred through the closing date of the transaction.
For accounting purposes, Lear’s interests in IACNA and IAC Europe will be accounted for under the equity method of accounting. The pro forma adjustments related to Lear’s accounting for these equity investments do not reflect purchase accounting adjustments to be recorded by IACNA and IAC Europe and do not reflect the operations of other businesses acquired by IAC Europe. Consequently, the amounts reflected in Lear’s unaudited pro forma condensed consolidated financial statements are subject to change.
The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2006, gives effect to the IAC North America Transaction as if it had occurred as of December 31, 2006. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006, gives effect to the IAC North America Transaction and the IAC Europe Transaction as if they had occurred as of January 1, 2006.
The pro forma adjustments are based upon available information and certain assumptions that Lear believes are reasonable under the circumstances. The actual amounts could differ from these estimates. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved by Lear had the IAC North America Transaction and the IAC Europe Transaction been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Lear’s Annual Report on Form 10-K for the year ended December 31, 2006.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in millions)

	As of December 31, 2006
		IAC Transactions
			Investments
	As		and		Pro
	Reported	Divestitures(1)	Adjustments		Forma
Assets
Current assets:
Cash and cash equivalents	$502.7	$—	$(27.1	)(2)	$475.6
Accounts receivable	2,006.9	—	—		2,006.9
Inventories	581.5	—	—		581.5
Current assets of business held for sale	427.8	(427.8)	—		—
Other	371.4	—	(0.3	)(3)	371.1

Total current assets	3,890.3	(427.8)	(27.4)		3,435.1

Long-term assets:
Property, plant and equipment, net	1,471.7	—	—		1,471.7
Goodwill, net	1,996.7	—	—		1,996.7
Other	491.8	—	27.4	(4)	519.2

Total long-term assets	3,960.2	—	27.4		3,987.6

	$7,850.5	$(427.8)	$—		$7,422.7

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$39.3	$—	$—		$39.3
Accounts payable and drafts	2,317.4	26.4	—		2,343.8
Accrued liabilities	1,099.3	—	9.9	(5)	1,109.2
Current liabilities of business held for sale	405.7	(405.7)	—		—
Current portion of long-term debt	25.6	—	—		25.6

Total current liabilities	3,887.3	(379.3)	9.9		3,517.9

Long-term liabilities
Long-term debt	2,434.5	—	—		2,434.5
Long-term liabilities of business held for sale	48.5	(48.5)	—		—
Other	878.2	—	5.9	(6)	884.1

Total long-term liabilities	3,361.2	(48.5)	5.9		3,318.6

Stockholders’ equity	602.0	—	(15.8	)(7)	586.2

	$7,850.5	$(427.8)	$—		$7,422.7

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in millions)

	For the Year Ended December 31, 2006
		IAC Transactions
			Investments
	As		and		Pro
	Reported	Divestitures(1)	Adjustments		Forma
Net sales	$17,838.9	$(3,067.2)	$—		$14,771.7
Cost of sales	16,911.2	(3,168.3)	—		13,742.9
Selling, general and administrative expenses	646.7	(72.0)	—		574.7
Goodwill impairment charge	2.9	(2.9)	—		—
Loss on divestiture of Interior business	636.0	(636.0)	—		—
Interest expense	209.8	(0.4)	—		209.4
Other expense, net	85.7	(10.1)	—		75.6

Income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle	(653.4)	822.5	—		169.1
Provision for income taxes	54.9	(2.0)	15.7	(8)	68.6
Minority interests in consolidated subsidiaries	18.3	1.1	—		19.4
Equity in net (income) loss of affiliates	(16.2)	—	43.4	(9)	27.2

Income (loss) before cumulative effect of a change in accounting principle	(710.4)	823.4	(59.1)		53.9
Cumulative effect of a change in accounting principle	2.9	—	—		2.9

Net income (loss)	$(707.5)	$823.4	$(59.1)		$56.8

Net income (loss) per share
Basic	$(10.31)				$0.83

Diluted	$(10.31)				$0.82

Weighted average shares outstanding
Basic	68,607,262				68,607,262

Diluted	68,607,262				69,477,488

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
(1)	To eliminate the carrying value of certain assets and liabilities and the results of operations arising from the IAC North America Transaction and the IAC Europe Transaction. Does not reflect certain pre-closing liabilities retained by Lear, including pre-closing pension and postretirement healthcare liabilities.

(2)	To reflect cash contributed to IACNA in connection with the IAC North America Transaction of $27.1 million.

(3)	To reflect proceeds related to the IAC North America Transaction.

(4)	To reflect Lear’s investment in IACNA of $27.4 million (including $0.3 million related to the fair value of equity warrants to purchase an additional 7% of the current outstanding common equity of IACNA). The calculation of Lear’s investment in IACNA is shown below:

IACNA
Fair value of assets contributed by majority owners (based on cash transactions)	$81.2
Majority owners’ equity interest	75.0%

Fair value of entity	108.3
Lear’s equity interest	25.0%

27.1
Fair value of equity warrants	0.3

Fair value of Lear’s investment	$27.4

(5)	To reflect transaction costs and incremental current liabilities of $9.9 million related to the IAC North America Transaction.

(6)	To reflect estimated net curtailment charges and special termination benefits of $5.9 million incurred by Lear related to the IAC North America Transaction.

(7)	To reflect the estimated additional loss of $15.8 million resulting from liabilities and transaction costs incurred by Lear in the first quarter of 2007 relating to the IAC North America Transaction. The calculation of Lear’s estimated loss resulting from the IAC North America Transaction and the IAC Europe Transaction is shown below:

Estimated additional loss resulting from the IAC North America Transaction	$15.8
Loss on divestiture of Interior business for the year ended December 31, 2006	636.0

Estimated pretax loss resulting from the IAC North America Transaction and the IAC Europe Transaction	651.8
Tax benefit	(15.7)

Estimated loss resulting from the IAC North America Transaction and the IAC Europe Transaction	$636.1

The estimated pre-tax loss resulting from the IAC North America Transaction and the IAC Europe Transaction of $651.8 million reflects balances as of December 31, 2006. In the first quarter of 2007, Lear expects to recognize additional losses on the divestiture of its North American interior business of approximately $20 million as a result of the write-off of fixed assets acquired in the first quarter of 2007. The pro forma financial information excludes the first quarter 2007 results of operations of Lear’s North American interior business.

(8)	To reflect the elimination of tax benefits of $12.8 million related to the IAC North America Transaction and $2.9 million related to the IAC Europe Transaction.

(9)	To reflect Lear’s estimated equity loss of $42.1 million related to its 25.0% ownership interest in IACNA and Lear’s estimated equity loss of $1.3 million related to its one-third ownership interest in IAC Europe. This adjustment does not reflect purchase accounting adjustments to be recorded by IACNA and IAC Europe and does not reflect the operations of other businesses acquired by IAC Europe.

4